GreenSky, Inc. Reports Record Third Quarter Financial Results

Record Transaction Volume of $1.4 Billion, up 33%
Record Net Income of $46 Million
Diluted Earnings per Share of $0.20 and Pro Forma Diluted Earnings per Share of $0.21
Record Adjusted EBITDA of $59 Million, Adjusted EBITDA margin of 52%
Announces Authorization of $150 Million Share Repurchase Program

Atlanta, November 6, 2018, GreenSky, Inc. (“GreenSky” or the “Company”) (NASDAQ: GSKY), a leading financial technology company Powering Commerce at the Point of SaleSM, today announced financial results for its third fiscal quarter ended September 30, 2018.

"With record performance this quarter, we continued a strong fiscal 2018 in terms of both growth and profitability,” said David Zalik, Chairman and CEO of GreenSky. “We are in the early stages of penetrating addressable home improvement, elective healthcare and e-commerce domestic markets that, in the aggregate, exceed $1 trillion.  As we look ahead, we maintain our heightened focus on innovation, while recalibrating our full year expectations to reflect anticipated fourth quarter seasonal headwinds, coupled with a much steeper yield curve than initially anticipated as we entered the year. Notwithstanding, I continue to be confident in GreenSky's ability to deliver exceptional growth, profitability and free cash flow."

Financial highlights (1):

•	Transaction volume grew 33 percent to $1.40 billion from $1.05 billion in the third quarter of 2017.

•	Revenue grew 29 percent to $113.9 million from $88.3 million in the third quarter of 2017.

•	GAAP Net income was $45.7 million, or $0.20 per diluted share, and reflects tax expense only on the portion of GreenSky’s earnings attributable to the C-corporation ownership.

•	Pro Forma Net income was $38.8 million, or $0.21 per diluted share, net of tax, and adjusted for non-recurring expenses at an assumed effective tax rate of 21.8 percent.

•
Adjusted EBITDA increased by 27 percent to $58.9 million from $46.4 million in the third quarter of 2017. Adjusted EBITDA margin was 52 percent in the third quarter of 2018, consistent with the third quarter of 2017.

•	As of September 30, 2018, unrestricted cash totaled $294.3 million.

Key business metrics:

	Q3 2018	Q3 2017	Growth
Active Merchants	14,163	10,094	40%
Transaction Volume ($ millions)	$1,400	$1,049	33%
Cumulative Consumer Accounts	2,082,364	1,443,778	44%
Origination Productivity Index(2)	22.2%	22.1%	n/m
Loan Servicing Portfolio ($ millions)	$6,880	$4,919	40%
__________________________
(1) Pro Forma Net Income, Pro Forma Diluted EPS and Adjusted EBITDA are non-GAAP measures. Refer to “Non-GAAP Financial Measures” for important additional information.
(2) This index captures projected future net cash flows related to the respective quarter's originations, expressed as a percentage of the quarter's originations. Refer to the Q3 2018 Supplemental Financial Presentation for additional information.

Business update:

Bank Partner Commitments

•
The Company added two new bank partners, Chicago-based BMO Harris Bank, a wholly-owned subsidiary of Bank of Montreal (the eighth largest bank in North America), and Troy, Michigan-based Flagstar Bank, FSB to its lending consortium since the end of the second quarter. Combined with increases in funding commitments by existing Company bank partners, the Company has aggregate commitments of $11.5 billion today, or an increase of $3.5 billion since June 30, 2018.

American Express Alliance

•
American Express cross-marketing of the GreenSky technology platform to Amex card-accepting home improvement merchants commenced in early September, with more than 1,000 Amex merchant referrals received during the past 8 weeks.

•
Development and integration of the GreenSky technology required to launch the Amex consumer direct installment loan pilot is on-track for a kick-off in the first quarter of fiscal 2019 in the following five cities: Atlanta, Chicago, Dallas, Los Angeles, and Tampa. Notably, Amex will be marketing a highly attractive promotional home improvement loan “powered by GreenSky” to select pre-approved American Express card members with such loans to be funded by American Express Bank, FSB.

•	Integration of the American Express vPayment virtual payments system is well underway, which will allow GreenSky Program borrowers to transact and settle with merchants over American Express rails.

2018 Financial Guidance:

Based on the Company's performance through the end of the third quarter, and current market conditions, GreenSky now expects the following for full year 2018:

•	Transaction volume to increase between 30 and 35 percent to between $4.9 and $5.1 billion.

•	Adjusted EBITDA to grow between 4 and 10 percent to between $165 and $175 million.

2019 Financial Guidance:

Based on the Company's fiscal 2018 expectations and fiscal 2019 planning, GreenSky expects the following for full year 2019:

•	Transaction volume to increase 28 to 36 percent over fiscal 2018 to between $6.4 and $6.8 billion.

•	Adjusted EBITDA to grow between 23 and 32 percent over fiscal 2018 to between $210 and $225 million.

Share Repurchase Program:

The Company today announced that its Board of Directors has approved the repurchase of up to $150 million of the Company's Class A common stock. Repurchases may be made at management's discretion from time to time on the open market or through privately negotiated transactions. The repurchase program has no time limit and may be suspended for periods or discontinued at any time. Any shares acquired will be available for general corporate purposes. The Company had approximately 189.2 million shares of Class A common stock outstanding on a fully diluted basis as of September 30, 2018. "We are pleased that GreenSky’s strong balance sheet and cash flows enable us to return value to shareholders through share repurchases, while at the same time continuing to invest in internal and external opportunities that will further drive long-term growth," said Robert Partlow, Chief Financial Officer. "In light of the perceived significant variance between the current market value and the intrinsic value of the Company’s Class A common shares, GreenSky’s Board of Directors and management team believe that the Company's shares are an attractive investment and opportunistically repurchasing stock is an important part of our capital allocation strategy."

Conference call and webcast:
As previously announced, the Company’s management will host a conference call to discuss third quarter 2018 results at 8:00 a.m. EDT today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the Company's Investor Relations website at http://investors.greensky.com. A replay of the webcast will be available within 2 hours of the completion of the call and will be archived at the same location for one year.

About GreenSky, Inc.
GreenSky, Inc. (NASDAQ: GSKY) is a leading technology company Powering Commerce at the Point of SaleSM for a growing ecosystem of merchants, consumers and banks. Our highly scalable, proprietary technology platform enables over 14,000 merchants to offer frictionless promotional payment options to consumers, driving increased sales volume and accelerated cash flow. Banks leverage GreenSky’s technology to provide loans to super-prime and prime consumers nationwide. Since our inception, approximately 2.1 million consumers have financed over $15 billion of commerce using our paperless, real time “apply and buy” technology. GreenSky is headquartered in Atlanta, Georgia. For more information, visit https://www.greensky.com.

Forward-Looking Statements
This press release contains forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance; growth in our ecosystem of merchants, consumers and bank partners; and strategic relationships (including with American Express). You generally can identify these statements by the use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These risks and uncertainties include those risks described in our filings with the Securities and Exchange Commission and include, but are not limited to, risks related to our ability to retain existing, and attract new, merchants and bank partners; our future financial performance, including trends in revenue, cost of revenue, gross profit or gross margin, operating expenses, and free cash flow; changes in market interest rates; increases in loan delinquencies; our ability to operate successfully in a highly regulated industry; the effect of management changes; cyberattacks and security vulnerabilities in our products and services; and our ability to compete successfully in highly competitive markets. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Non-GAAP Financial Measures

This press release presents information about the Company’s Adjusted EBITDA, Pro Forma Net Income and Pro Forma Diluted EPS, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We believe that Adjusted EBITDA is one of the key financial indicators of our business performance over the long term and provides useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that this methodology for determining Adjusted EBITDA can provide useful supplemental information to help investors better understand the economics of our platform. We believe that Pro Forma Net Income and Pro Forma Diluted EPS are useful measures because they make our results more directly comparable to public companies that have the vast majority of their earnings subject to corporate income taxation.

We are presenting these non-GAAP measures to assist investors in evaluating our financial performance and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

These non‑GAAP measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. These non‑GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of other GAAP financial measures. The non‑GAAP measures GreenSky uses may differ from the non-GAAP measures used by other companies. A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measure is provided below for each of the fiscal periods indicated.

Contacts:
Investor Relations
Rebecca Gardy
404-334-7334
Rebecca.gardy@greensky.com

Media
Julia Sahin, Edelman
212.738.6131
media@greensky.com

(tables follow)

GreenSky, Inc.
Consolidated Balance Sheets (unaudited)
(Dollars in thousands, except share data)

	September 30, 2018	December 31, 2017

Assets
Cash	$294,336	$224,614
Restricted cash	160,909	129,224
Loan receivables held for sale, net	14,765	73,606
Accounts receivable, net	18,623	18,358
Related party receivables	122	218
Property, equipment and software, net	9,768	7,848
Deferred tax assets, net	297,983	—
Other assets	4,989	9,021
Total assets	$801,495	$462,889

Liabilities, Temporary and Permanent Equity (Deficit)
Liabilities
Accounts payable	$6,134	$6,845
Accrued compensation and benefits	5,525	7,677
Other accrued expenses	1,013	1,606
Finance charge reversal liability	117,202	94,148
Term loan	387,401	338,263
Tax receivable agreement liability	255,823	—
Related party liabilities	937	1,548
Other liabilities	39,649	38,841
Total liabilities	813,684	488,928

Commitments, Contingencies and Guarantees
Temporary Equity
Redeemable preferred units	—	430,348
Permanent Equity (Deficit)
Class A common stock, par value $0.01 and 57,797,385 shares issued and outstanding at September 30, 2018 and 0 shares issued and outstanding at December 31, 2017	576	—
Class B common stock, par value $0.001 and 128,826,614 shares issued and outstanding at September 30, 2018 and 0 shares issued and outstanding at December 31, 2017	129	—
Additional paid-in capital	11,429	(554,906)
Retained earnings	17,210	98,519
Noncontrolling interest	(41,533)	—
Total permanent equity (deficit)	(12,189)	(456,387)
Total liabilities, temporary and permanent equity (deficit)	$801,495	$462,889

GreenSky, Inc.
Consolidated Statements of Operations (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue
Transaction fees	$96,770	$76,170	$257,907	$202,543
Servicing and other	17,142	12,146	47,035	33,530
Total revenue	113,912	88,316	304,942	236,073
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	35,374	22,036	105,269	68,528
Compensation and benefits	14,326	14,880	46,254	40,477
Sales and marketing	975	328	2,841	900
Property, office and technology	3,792	2,752	9,651	8,032
Depreciation and amortization	1,192	923	3,229	2,798
General and administrative	3,132	4,225	11,379	12,231
Related party expenses	864	3,080	1,677	4,084
Total costs and expenses	59,655	48,224	180,300	137,050
Operating profit	54,257	40,092	124,642	99,023
Other income/(expense), net
Interest income	1,912	1,627	4,714	4,158
Interest expense	(6,013)	(2,189)	(17,391)	(2,363)
Other gains/(losses)	(1,069)	(1,368)	(1,864)	(2,052)
Total other income/(expense), net	(5,170)	(1,930)	(14,541)	(257)
Income before income tax expense	49,087	38,162	110,101	98,766
Income tax expense	3,375	—	4,969	—
Net income	$45,712	$38,162	$105,132	$98,766
Less: Net income attributable to noncontrolling interests	33,711	N/A	87,581	N/A
Net income attributable to GreenSky, Inc.	$12,001	N/A	$17,551	N/A

Earnings per share of Class A common stock(1):
Basic	$0.21	N/A	$0.31	N/A
Diluted	$0.20	N/A	$0.30	N/A

(1)Basic and diluted earnings per share of Class A common stock is applicable only for the period from May 24, 2018 through September 30, 2018, which is the period following the initial public offering and related Reorganization Transactions.

GreenSky, Inc.
Consolidated Statements of Cash Flows (unaudited)
(Dollars in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities
Net income	$105,132	$98,766
Adjustments to reconcile net income to net cash provided by/(used in) operating activities
Depreciation and amortization	3,229	2,798
Provision for bad debt expense	1,367	802
Share-based compensation expense	4,304	3,032
Equity-based payments to non-employees	12	297
Impairment losses	—	78
Non-cash rent expense	(293)	(283)
Amortization of debt related costs	1,262	270
Loss on extinguishment of debt	—	254
Fair value change in assets and liabilities	621	800
Original issuance discount on term loan payment	(20)	—
Deferred tax expense	4,969	—
Changes in assets and liabilities:
(Increase)/decrease in loan receivables held for sale	58,731	(63,582)
(Increase)/decrease in accounts receivable	(1,521)	(646)
(Increase)/decrease in related party receivables	96	156
(Increase)/decrease in other assets	4,032	(1,031)
Increase/(decrease) in accounts payable	(711)	2,037
Increase/(decrease) in finance charge reversal liability	23,054	14,688
Increase/(decrease) in related party liabilities	(933)	(645)
Increase/(decrease) in other liabilities	90	9,794
Net cash provided by operating activities	203,421	67,585

Cash flows from investing activities
Purchases of property, equipment and software	(4,849)	(2,575)
Net cash provided by/(used in) investing activities	(4,849)	(2,575)

Cash flows from financing activities
Proceeds from IPO, net of underwriters discount and commissions	954,845	—
Purchases of GreenSky Holdings, LLC units	(901,833)	—
Purchases of Class A common stock	(53,012)	—
Issuances of Class B common stock	129	—
Redemptions of GreenSky Holdings, LLC units prior to Reorganization Transactions	(496)	(249)
Proceeds from term loan	399,000	346,500
Repayments of term loan	(351,105)	—
Member distributions	(141,019)	(405,653)
Option and warrant exercises prior to Reorganization Transactions	339	15
Payment of equity transaction expenses prior to Reorganization Transactions	(32)	—
Payment of tax withholdings upon option exercises after Reorganization Transactions	(126)	—
Payment of IPO related expenses	(3,855)	—
Payment of debt issuance costs	—	(8,155)
Net cash provided by/(used in) financing activities	(97,165)	(67,542)

Net increase/(decrease) in cash and restricted cash	101,407	(2,532)
Cash and restricted cash at beginning of period	353,838	228,114
Cash and restricted cash at end of period	$455,245	$225,582

Supplemental non-cash investing and financing activities
Leasehold improvements acquired but not paid	$300	$—
Distributions accrued but not paid	10,887	9,508

Reconciliation of Adjusted EBITDA (unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$45,712	$38,162	$105,132	$98,766
Interest expense	6,013	2,189	17,391	2,363
Tax expense (1)	3,572	114	5,378	286
Depreciation and amortization	1,192	923	3,229	2,798
Equity-related expense (2)	1,457	1,557	4,316	3,329
Fair value change in servicing liabilities (3)	420	800	621	800
Non-recurring transaction expenses (4)	511	2,612	2,393	2,612
Adjusted EBITDA	$58,877	$46,357	$138,460	$110,954
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(1) Includes non-corporate tax expense. Non-corporate tax expense is included within general and administrative expenses in our Unaudited Consolidated Statements of Operations. Prior to the IPO and Reorganization Transactions, we did not have any corporate income tax expense.
(2) Includes equity-based compensation to employees and directors, as well as equity-based payments to non-employees.
(3) Includes the non-cash impact of the initial recognition of servicing liabilities and subsequent fair value changes in such servicing liabilities during the periods presented.
(4) In 2018, non-recurring transaction expenses include certain costs associated with the Reorganization Transactions and our IPO, which were not deferrable against the proceeds of the IPO. Further, certain costs related to our March 2018 term loan upsizing were expensed as incurred, rather than deferred against the balance of the term loan and, therefore, are being added back to net income given the non-recurring nature of these expenses. In 2017, non-recurring transaction expenses include one-time fees paid to an affiliate of one of the members of the board of managers in conjunction with the August 2017 term loan transaction.

Reconciliation of Pro Forma Net Income (unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$45,712	$38,162	$105,132	$98,766
Non-recurring transaction expenses (1)	511	2,612	2,393	2,612
Incremental pro forma tax expense (2)	(7,414)	(9,097)	(19,853)	(22,619)
Pro Forma Net Income	$38,809	$31,677	$87,672	$78,759
________________________________
(1) In 2018, non-recurring transaction expenses include certain costs associated with the Reorganization Transactions and our IPO, which were not deferrable against the proceeds of the IPO. Further, certain costs related to our March 2018 term loan upsizing were expensed as incurred, rather than deferred against the balance of the term loan and, therefore, are being added back to net income given the non-recurring nature of these expenses. In 2017, non-recurring transaction expenses include one-time fees paid to an affiliate of one of the members of the board of managers in conjunction with the August 2017 term loan transaction.
(2) This adjustment represents the incremental tax effect on net income, adjusted for non-recurring transaction expenses, assuming that all consolidated net income was subject to corporate taxation for the periods presented. For the three months ended September 30, 2018 and 2017, we assumed effective tax rates of 21.8% and 22.3%, respectively. For the nine months ended September 30, 2018 and 2017, we assumed effective tax rates of 22.1% and 22.3%, respectively.

Reconciliation of Diluted EPS to Pro Forma Diluted EPS (unaudited)

Three Months Ended
September 30, 2018
Diluted EPS	$0.20
Non-recurring transaction expenses	0.01
Pro Forma Diluted EPS(1)	$0.21

Weighted average shares outstanding - diluted	189,155,924
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(1) Pro Forma Diluted EPS represents Pro Forma Net Income divided by GAAP weighted average diluted shares outstanding for the three months ended September 30, 2018, which recalculates to $0.21. “Non-recurring transaction expenses” is rounded up for footing purposes and the tax effect of the "non-recurring transaction expenses" is not included in the reconciliation, as it is immaterial.